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         [LOGO OMITTED]                                 THE COOPER COMPANIES
                                                        [LOGO OMITTED]

         NEWS RELEASE

         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         ir@coopercompanies.com

        COOPER COMPANIES' UNIT COMPLETES ACQUISITION OF LEISEGANG WOMEN'S
                              HEALTHCARE PRODUCTS

IRVINE, Calif., January 31, 2000 - The Cooper Companies, Inc. (NYSE/PCX: COO) announced today that its CooperSurgical (CSI) women's healthcare unit has completed the purchase of a group of women's healthcare products from Leisegang Medical, Inc. for approximately $10.5 million in cash. The products currently generate annual revenue in excess of $11 million. Cooper expects the transaction to be accretive to fiscal 2000 earnings. Leisegang is a subsidiary of NetOptix Corporation (NASDAQ: OPTX).

Leisegang is a well-known and highly regarded women's healthcare company. It markets diagnostic and surgical instruments including colposcopes, instruments to perform loop electrosurgical excision procedures, hand held gynecological instruments, disposable specula and cryosurgical systems. Many of its products are disposable, including its Sani-Spec(R) line of disposable plastic specula, its largest product group. The acquisition will expand CSI's global presence, as it plans to market its line of gynecological products through Leisegang's German subsidiary.

In December 1999, CSI announced that it had completed the acquisition of a line of women's healthcare products from BEI medical Systems. CSI's annual revenue will exceed $50 million in calendar year 2000 with the addition of these new product lines.

Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.


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Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, significant disruptions caused by third parties failing to address the year 2000 issue, or by problems with our year 2000 compliance program, the impact of an undetected virus on our computer system, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. Corporate offices are located in Irvine and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's web address is www.coopercos.com.